SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                              __________________

                                 FORM 8-K/A

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

 Date of Report
(Date of earliest event reported):                        June 29, 1998




                          WEBCO INDUSTRIES, INC.
         (Exact name of registrant as specified in its charter)


Oklahoma                           0-23242                      73-1097133
(State or other                 (File Number)                 (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


9101 West 21st Street, Sand Springs, Oklahoma           74063
(Address of principal executive offices)              (Zip Code)



Registrants telephone number,
including area code                                       (918) 241-1000

The undersigned Registrant hereby amends its Form 8-K filed on July 14, 1998 to include the audited financial statements of its newly acquired subsidiary, Phillips & Johnston, Inc., and the related pro forma financial information.


Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits

(a) Historical financial statements of Phillips & Johnston, Inc.
                                                                        PAGE
Report of Independent Public Accountants                                 3
Balance Sheets as of December 31, 1997 and 1996                          4
Statements of Income for the Years Ended December 31, 1997 and 1996      5
Statements of Changes in Shareholders' Equity for the
     Years Ended December 31, 1997 and 1996                              6
Statements of Cash Flows for the Years
     Ended December 31, 1997 and 1996                                    7
Notes to Financial Statements                                            8-12
Balance Sheet as of June 30, 1998                                        13
Statements of Income for the Six Months Ended June 30, 1998 and 1997     14
Statements of Cash Flows for the
     Six Months Ended June 30, 1998 and 1997                             15
Notes to Unaudited Financial Statements                                  16

(b) Pro forma financial information

Pro Forma Consolidated Balance Sheet as of April 30, 1998                18
Notes to Unaudited Pro Forma Consolidated Balance Sheet
     as of April 30, 1998                                                19
Pro Forma Consolidated Statement of Income for the
     Nine Months Ended April 30, 1998                                    20
Notes to Unaudited Pro Forma Consolidated Statement of
     Income for the Nine Months Ended April 30, 1998                     21
Pro Forma Consolidated Statements of Income for the
     Years Ended July 31, 1997, 1996 and 1995                            22-24
Notes to Unaudited Pro Forma Consolidated Statements of
     Income for the Years Ended July 31, 1997, 1996 and 1995             25

(c) Exhibits

23.1 Consent of Dugan & Lopatka                                          27

99.1 Plan and Agreement of reorganization dated as of June 26, 1998, by and among Webco Industries, Inc., P & J Acquisition Corp., Phillips & Johnston, Inc., Christopher L. Kowalski and Robert Pressly, incorporated by reference to exhibit 99.1 to the Company's filing on Form 8-K dated June 29, 1998.

<AUDIT-REPORT>
ITEM 7 (a): HISTORICAL FINANCIAL STATEMENTS OF PHILLIPS & JOHNSTON, INC.


                      INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders of Phillips & Johnston, Inc.:


     We have audited the accompanying balance sheets of Phillips & Johnston, Inc. (an Illinois corporation) as of December 31, 1997 and 1996, and the related statements of income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Phillips & Johnston, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As discussed in Note 7 to the financial statements, certain errors resulting in an understatement of previously reported liabilities as of December 31, 1997 and 1996 were discovered by management of the company during the current year. Accordingly, the 1997 and 1996 financial statements have been restated and an adjustment has been made to retained earnings as of January 1, 1996 to correct the errors.



                                   DUGAN & LOPATKA
Wheaton, Illinois
June 29, 1998
</AUDIT-REPORT>

                        Phillips & Johnston, Inc.
                            Balance Sheets
                       December 31, 1997 and 1996
        (Dollars in thousands, except share amounts and par value)

                              ASSETS                     1997            1996
CURRENT ASSETS:
     Cash                                             $       -       $     56
     Receivables - Trade                                  2,334          2,455
     Inventories                                          2,259          1,850
     Other current assets                                    17             58

          Total current assets                            4,610          4,419

PROPERTY AND EQUIPMENT, at cost:
     Machinery and equipment                              1,042            585
     Office furniture and equipment                         328            309
     Automobiles                                            461            436
     Leasehold improvements                                  48             48
                                                          1,879          1,378
     Less - Accumulated depreciation                      1,177            938

          Property and equipment, net                       702            440

OTHER ASSETS                                                 66            115

                                                      $   5,378       $  4,974

                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
     Cash overdraft                                   $     264      $     -
     Notes payable, current maturities                      183          171
     Accounts payable - Trade                             1,424        1,427
   Accrued expenses                                         465          481

          Total current liabilities                       2,336        2,079

NOTES PAYABLE, NET OF CURRENT MATURITIES                    362          384

COMMITMENTS AND CONTINGENCIES (Note 4)

SHAREHOLDERS' EQUITY:
     Common stock, $1 par value, 10,000 shares authorized,
        38 shares issued and 26 shares outstanding
     Paid-in capital                                       298          298
     Retained earnings                                   2,794        2,625
     Treasury stock, 12 shares at cost                    (412)        (412)

          Total shareholders' equity                     2,680        2,511

                                                      $  5,378     $  4,974

The accompanying notes are an integral part of these financial statements.

                    Phillips & Johnston, Inc.
                       Statements of Income
            For the Years Ended December 31, 1997 and 1996
                    (Dollars in thousands)
                                                1997         1996
NET SALES                                   $  17,419     $  15,401

COST OF SALES                                  13,582        11,800

          Gross profit                          3,837         3,601

COMMISSION INCOME                               2,713         2,577

                                                6,550         6,178
EXPENSES:
     Selling expenses                           1,749         1,582
     General and administrative expenses        2,648         2,420

          Total expenses                        4,397         4,002

          Income from operations                2,153         2,176

 INTEREST EXPENSE                                 (63)          (81)

OTHER INCOME                                       25             6

INCOME BEFORE INCOME TAXES                      2,115         2,101

PROVISION FOR INCOME TAXES                         61            70

NET INCOME                                 $    2,054     $   2,031


The accompanying notes are an integral part of these financial statements.

                        Phillips & Johnston, Inc.
              Statements of Changes in Shareholders' Equity
              For the Years Ended December 31, 1997 and 1996
                       (Dollars in thousands)



                                 Common   Paid-in  Retained   Treasury
                                  Stock   Capital  Earnings     Stock
Balance at January 1, 1996,
 as previously reported        $     -    $   298    $ 1,990    $     -

Adjustment for compensated
 absences (Note 7)                   -          -       (100)         -

Balance at January 1, 1996,
 as restated                         -        298      1,890          -

Net income                           -          -      2,031          -

Purchase of treasury stock           -          -          -        (412)

Distributions to shareholders        -          -     (1,296)          -

Balance at December 31, 1996         -        298      2,625        (412)

Net income                           -          -      2,054           -

Distributions to shareholders        -          -     (1,885)          -

Balance at December 31, 1997      $  -   $   298    $  2,794      $ (412)


The accompanying notes are an integral part of these financial statements.

                      Phillips & Johnston, Inc.
                      Statements of Cash Flows
           For the Years Ended December 31, 1997 and 1996
                       (Dollars in thousands)

                                                          1997         1996
     Cash flows from operating activities:
          Net income                                   $  2,054     $  2,031

          Adjustments to reconcile net income
              to net cash provided:
          Depreciation and amortization                     334          249
          Gain (loss) on sale of assets                     (11)           3
          Change in assets and liabilities:
              (Increase) decrease in accounts
                    receivable                              108          (344)
              (Increase) decrease in inventories           (409)           37
              (Increase) decrease in other assets            81            (1)
              (Increase) decrease in advances
                    and notes receivable                     16            (4)
               Increase (decrease) in accounts
                    payable and accrued expenses            (19)          307

                    Net adjustments                         100           247

               Net cash provided by
                    operating activities                  2,154          2,278

     Cash flows from investing activities:
          Payments for purchase of property and equipment  (703)          (215)
          Proceeds from sale of property and equipment      123              -

               Net cash (used in) investing activities     (580)          (215)

     Cash flows from financing activities:
          Cash overdraft                                    264           (450)
          Proceeds on notes                                 250             25
          Payments on notes                                (259)          (286)
          Shareholder distributions                      (1,885)        (1,296)

               Net cash (used in) financing activities   (1,630)        (2,007)

     Net change in cash                                     (56)            56

     Cash, beginning of year                                 56              -
     Cash, end of year                                  $     -       $     56





The accompanying notes are an integral part of these financial statements.

                      Phillips & Johnston, Inc.
                    Notes to Financial Statements

(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Phillips & Johnston, Inc. (the Company) is a manufacturers' sales representative and a value added processor of tubing products. The Company has general office and warehouse facilities in Illinois and Michigan. The Company was incorporated in Illinois on June 6, 1963.

     Accounts receivable -

     Accounts receivable represent short-term credit granted to the Company's customers for which collateral is generally not required.

     Inventory -

     Inventories, which consist principally of finished goods, are valued at the lower of cost or market, using average cost. Cost is determined using the LIFO (last-in, first-out) method.

     Property and equipment -

     Property and equipment are recorded at cost. Renewals and betterment of property are accounted for as additions to the asset accounts. Repairs and maintenance are expensed as incurred. Upon retirement or other disposition, the cost is removed from the fixed asset account and the related depreciation previously provided is removed from the accumulated depreciation account. Gains or losses on such retirements are included in earnings.

     Depreciation -

     Depreciation is computed utilizing straight-line and accelerated methods. The cost of all depreciable property is charged to operations over their estimated useful lives ranging from 3 to 7 years.

     Credit risk -

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash and deposits with high credit quality financial institutions. At times, bank cash balances may be immaterially in excess of the federally insured limits.

                      Phillips & Johnston, Inc.
                    Notes to Financial Statements

(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:  (Continued)

     Income taxes -

     Effective December 31, 1986, the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the shareholders are liable for individual income taxes on the Company's taxable income. The Company is responsible for paying the state and city income taxes. Taxes currently payable are $61,000 and $70,000 for the years ended December 31, 1997 and 1996, respectively. Cash paid for income taxes during the years ended December 31, 1997 and 1996 was $54,046 and $62, 142, respectively.

     Estimates -

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (2)     LIFO INVENTORY:

     As disclosed in note 1, the LIFO (last-in, first-out) method of valuing inventories is used. If the FIFO (first-in, first-out) method was used, the income before taxes would have been $19,000 lower and $18,000 higher for the years ended December 31, 1997 and 1996, respectively. Additionally, the inventory would have been approximately $319,000 and $338,000 higher than reported at December 31, 1997 and 1996, respectively.

(3)     NOTES PAYABLE:

     The Company has a line-of-credit agreement ($2,000,000) and a term note ($500,000) with a bank. The line of credit matures on April 30, 1999, bearing interest at prime, collateralized by all Company assets and personally
guaranteed by the shareholders of the Company.   The shareholders have
personally guaranteed up to $750,000 of the line of credit with each shareholders' guarantee being limited to the lesser of 50% of the debt or $375,000. There were no outstanding borrowings on the line of credit at December 31, 1997 and 1996.

                                                     1997           1996
     Notes payable to former shareholders in
     monthly installments of $6,508, principal
     and interest, bearing interest at 8.4%,
     due December, 2002, and guaranteed by the
     current shareholders.                        $ 318,000       $ 367,000

                      Phillips & Johnston, Inc.
                    Notes to Financial Statements

     Term loan to a bank in monthly
     installments of $7,846, principal
     and interest, bearing interest at 8.10%,
     collateralized by all company assets,
     due January, 2000.                             174,000
          -

     Payable to a bank in monthly
     installments of $9,901, principal
     and interest, bearing interest at 7.0%,
     collateralized by all company assets,
     due April, 1998.                                38,000         150,000

     Various notes payable in monthly principal
     and interest installments, bearing interest
     at rates ranging from 3.9% to 8.25%,
     collateralized by automobiles and computer,
     due at various dates through September, 1998.   15,000          38,000

                                                    545,000         555,000

     Less - Current maturities                      183,000         171,000

     Long-term maturities                     $     362,000   $     384,000

     As of December 31, 1997, the long-term portion matures as follows:

                    1999          $   149,000
                    2000               71,000
                    2001               69,000
                    2002               73,000

     Cash paid for interest during the years ended December 31, 1997 and 1996 was $63,014 and $81,338, respectively.

(4)     COMMITMENTS AND CONTINGENCIES:

     Leases -

     The Company leases office and warehouse facilities in Glen Ellyn, Illinois and leases warehouse facilities in Grand Rapids, Michigan. Rent expense was $213,000 for the year ended December 31, 1997.

     Additionally, the Company leases its warehouse facility in Lyndon, Illinois from a related party. The lease agreement provides for monthly lease payments of approximately $6,000 through April, 1996 with an annual increase of 5.0% through April, 1999. Rent expense for the Company was $76,000 in 1997.

                      Phillips & Johnston, Inc.
                    Notes to Financial Statements

     Future minimum rental commitments are as follows:

                    1998          $     242,000
                    1999                 57,000
                                  -------------
                                  $     299,000

     Litigation -

     The Company has been named as a defendant in a lawsuit brought by an individual. The Company has accrued $100,000 at December 31, 1997 and 1996, which represents a potential settlement.

     Significant customer -

     For the year ended December 31, 1997, approximately 10% of revenues and commissions were from one customer.

     Major suppliers -

     During the years ended December 31, 1997 and 1996, approximately 49% and 42%, respectively, of material purchases were from one supplier.

(5)     PROFIT SHARING PLAN:

     The Company has a contributory profit sharing/401(k) plan covering employees meeting certain service requirements. The Company's annual contribution to the profit sharing plan is discretionary and is determined by the Board of Directors. Contributions to the 401(k) plan are made solely by the employees and are limited to 10% of their total compensation or as prescribed by IRS regulations. The profit sharing contribution was $160,000 and $130,000 for the years ended December 31, 1997 and 1996, respectively.

(6)     SUBSEQUENT EVENT:

     On June 29, 1998, the Company merged with Webco Industries, Inc. (Webco), whereby Webco will obtain all of the outstanding stock of the Company from existing shareholders for 830,000 shares of Webco common stock.

                      Phillips & Johnston, Inc.
                    Notes to Financial Statements
 (7)     PRIOR PERIOD ADJUSTMENT:

     During 1998, the Company determined that it had incorrectly accounted for its compensated absences and certain other contingencies. Both of these matters have been corrected through restatement of prior years' financial statements.

                                         For the year ended
                                         December 31, 1996

     Net income as previously reported     $     2,131,000

     Adjustments of accrued litigation            (100,000)

     Net income as restated                $     2,031,000

                        Phillips & Johnston, Inc.
                             Balance Sheet
                             June 30, 1998
                 (Dollars in thousands, except par value)
                              (Unaudited)
                                 ASSETS                     1998
Current assets:
     Cash                                               $      -
     Receivables - Trade                                   3,125
     Inventories                                           2,527
     Other current assets                                     22

          Total current assets                             5,674

Property and equipment:
     Machinery and equipment                               1,151
     Office furniture and equipment                          327
     Automobiles                                             401
     Leasehold improvements                                   48
     Less: Accumulated depreciation                        (1,244)

     Property and equipment, net                              683

Other assets                                                   45

          Total assets                                  $   6,402


               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Cash overdraft                                     $     552
     Notes payable, current maturities                      1,225
     Accounts payable - Trade                               1,599
     Accrued expenses                                         832

          Total current liabilities                         4,208

Notes payable, net of current maturities                      410

Stockholders' equity
     Common stock, $1 par value, 10,000 shares
       authorized, 26 shares issued and outstanding             -
     Paid-in capital                                          244
     Retained earnings                                      1,540

          Total shareholders' equity                        1,784

Total liabilities and equity                            $   6,402

See accompanying notes to unaudited financial statements.

                         Phillips & Johnston, Inc.
                          Statements of Operations
               For the Six Months Ended June 30, 1998 and 1997
                          (Dollars in thousands)
                               (Unaudited)
                                                         1998            1997
Net sales                                              $ 9,491         $ 8,869
Cost of sales                                            7,468           6,926

     Gross profit                                        2,023           1,943

Commission income                                        1,424           1,286

Expenses
     Selling expenses                                      885             868
     General and administrative expenses                 1,231           1,278

     Income from  operations                             1,331           1,083

Interest expense                                            35              34

Income before income taxes                               1,296           1,049

Provision for income taxes                                  18              34

Net income                                             $ 1,278         $ 1,015


See accompanying notes to unaudited financial statements.

                      Phillips & Johnston, Inc.
                       Statements of Cash Flows
            For the Six Months Ended June 30, 1998 and 1997
                       (Dollars in thousands)
                            (Unaudited)
                                                         1998            1997
Cash flows from operating activities:
     Net income                                      $  1,278         $ 1,015
     Adjustments to reconcile net income to net
       cash provided by operating activities:
          Depreciation and amortization                   169             145
          (Gain) loss on sale of assets                   (20)              -
          (Increase) decrease in:
               Accounts receivable                       (799)            (27)
               Inventories                               (268)            191
               Other assets                                15             (50)
          Increase (decrease) in:
               Accounts payable                           175              34
               Accrued expenses                           374             309

     Net cash provided by operating activities            924           1,617

Cash flows from investing activities:
     Payments for purchase of property and equipment     (154)           (540)
     Proceeds from sale of property and equipment          26             117

     Net cash used in investing activities               (128)           (423)

Cash flows from financing activities:
     Cash overdraft                                       288             242
     Proceeds on notes                                  5,080           2,703
     Payments on notes                                 (3,990)         (2,582)
     Shareholder distributions                         (2,174)         (1,613)
     Net cash provided by financing activities           (796)         (1,250)

Net change in cash                                          0             (56)
Cash, beginning of the period                               0              56
Cash, end of the period                               $     0         $     0

See accompanying notes to unaudited financial statements.

                      Phillips & Johnston, Inc.
               Notes to Unaudited Financial Statements


Note 1 - General

     The accompanying unaudited condensed financial statements of Phillips & Johnston, Inc. (the "Company") include, in the opinion of management, all adjustments (which are of a normal recurring nature) necessary for a fair presentation of financial position at June 30, 1998 and results of operations for the six months ended June 30, 1998 and June 30, 1997, and cash flows for the six months ended June 30, 1998 and June 30, 1997. Results for the six months ended June 30, 1998 are not necessarily indicative of results which will be realized for the full fiscal year. The unaudited condensed financial statements should be read in conjunction with the audited financial statements and related notes thereto for the year ended December 31, 1997.

On June 29, 1998, the Company merged with Webco Industries, Inc. (Webco), whereby Webco obtained all of the outstanding stock of the Company from existing shareholders for 830,000 shares of Webco common stock.

ITEM 7 (b)     PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On June 29, 1998, Webco Industries, Inc., an Oklahoma corporation (the "Company"), acquired Phillips & Johnston, Inc., an Illinois corporation ("P&J"), by merging a wholly-owned subsidiary of the Company, with and into P&J, with P&J as the surviving corporation (the Merger). The purchase price consisted of 830,000 shares of the Company's common stock (the Shares). By virtue of the Merger, P&J became a direct, wholly-owned subsidiary of the Company, and all of P&J's outstanding capital stock prior to the Merger was converted into rights to receive a pro rata portion of the Shares. The Merger is being accounted for under the pooling of interests method of accounting.

                  Webco Industries, Inc. and Subsidiaries
                   Pro Forma Consolidated Balance Sheet
                           April 30, 1998
      (Dollars in thousands, except share amounts and  par value)
                             (Unaudited)
                                                 Phillips &
                                        Webco     Johnston    Adjustments   Pro Forma
                     ASSETS
Current assets:
Cash                                $      891   $    (45)                $     846
Accounts receivable, net                18,805      2,613      (952)(a)      20,466
Inventories                             24,344      2,212       319 (b)      26,738
                                                               (137)(c)
Prepaid expenses                           381         (1)                      380
Deferred income tax asset                1,768          -                     1,768

     Total current assets               46,189      4,779                    50,198

Property and equipment:
     Land                                1,436          -                     1,436
     Buildings and improvements         12,181         48                    12,229
     Machinery and equipment            54,156      1,497                    55,653
     Furniture and fixtures              3,515        327                     3,842
     Construction in progress            9,785          0                     9,785
     Less acc. Depr. and Amort.        (27,378)    (1,207)                  (28,585)
     Net property, plant and equipment  53,695        665                    54,360

Notes receivable: related parties        1,620          -                     1,620

Other assets                             1,507         48                     1,555

     Total assets                   $  103,011  $   5,492                 $  107,733

         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable                    $   12,304  $   1,532      (952)(a)    $  12,884
Accrued liabilities                      5,820        697                      6,517
Current portion of long-term debt          347        671                      1,018

     Total current liabilities          18,471      2,900                     20,419

Long-term debt                          30,079        410                     30,489

Deferred income tax liability            9,074          -                      9,074

Stockholders' equity
       Common stock, $.01 par value,
       12,000,000 shares authorized,
       7,169,000 shares issued
       and outstanding                      63          -      9 (d)              72
Additional paid-in capital              35,944        298     (9)(d)          36,233
Treasury Stock                               -       (412)                      (412)
Retained earnings                        9,380      2,296   (137)(c)          11,858
                                                             319 (b)
                                        45,387      2,182                     47,751

Total liabilities and equity         $ 103,011   $  5,492                  $ 107,733

See accompanying notes to unaudited pro forma consolidated balance sheet.

                      Notes to Unaudited Pro Forma
                       Consolidated Balance Sheet

    The pro forma consolidated balance sheet, which has been prepared utilizing the historical balances of Webco Industries, Inc. ("Webco") and Phillips & Johnston, Inc. ("P&J"), as of April 30, 1998, is based upon the assumption that the acquisition by Webco, accounted for under the pooling of interests method, occurred as of April 30, 1998 and includes the following pro forma adjustments:

(a) Adjustment to eliminate: (1) Webco's accounts receivable balance and P&J's corresponding accounts payable balance relating to Webco tubing sold to P&J and; (2) Webco's accounts payable balance and P&J's corresponding accounts receivable balance for sales commissions related to tubing sales made by P & J on Webco's behalf.

(b) Adjustment to conform the method of inventory valuation for P & J from the Last In-First Out ("LIFO") method to the weighted average method used by Webco.

(c) Adjustment to eliminate intercompany profit in P & J's inventories.

(d) Adjustment to record issuance of 830,000 shares of Webco common stock in conjunction with the acquisition.

    The pro forma balance sheet should be read in conjunction with the audited financial statements and related notes thereto of Webco Industries, Inc. and Phillips and Johnston, Inc. as of July 31, 1997 and December 31, 1997, respectively.

                      Webco Industries, Inc. and Subsidiaries
                     Pro Forma Consolidated Statement of Income
                     For the Nine Months Ended April 30, 1998
                             (Dollars in thousands)
                                  (Unaudited)
                                                Phillips &
                                        Webco    Johnston     Adjustments   Pro Forma
Net sales                            $ 104,451   $  13,192    (3,844)(a)   $ 113,799
Cost of sales                           86,436      10,429    (3,844)(a)      92,991
                                                                 (30)(b)

     Gross profit                       18,015       2,763                    20,808

Commission income                            -      (2,110)   (1,560)(c)        (550)
Selling, general and
   administrative expenses              10,983       3,262    (1,560)(c)      12,685

     Income from  operations             7,032      1,611                      8,673

Interest expense                         1,770         41                      1,811

Income before income taxes               5,262      1,570                      6,862

Provision for income taxes              (2,002)       (33)                    (2,035)

Net income                            $  3,260   $  1,537                   $  4,827

Pro forma adjustment for tax expense                             595 (d)        (595)
Pro forma net income                                                        $  4,232

Net income per share:
             Basic                    $    .51                             $    .67
             Diluted                  $    .51                             $    .66

Pro forma net income per share:
             Basic                                                         $    .59
             Diluted                                                       $    .58

Weighted average shares outstanding:
             Basic                   6,339,000                            7,169,000
             Diluted                 6,432,000                            7,262,000

See accompanying notes to unaudited pro forma consolidated statement of income.

                          Notes to Unaudited Pro Forma
                         Consolidated Statement of Income

    The pro forma consolidated statement of income, which has been prepared utilizing the historical results of Webco Industries, Inc. ("Webco") and Phillips & Johnston, Inc. ("P&J"), for the nine month period ended April 30, 1998, is based upon the assumption that the acquisition by Webco, accounted for under the pooling of interests method, occurred prior to the earliest period presented. The pooling of interests method accounts for a business combination as the uniting of the ownership interest of two or more companies by the exchange of equity securities. The stockholder groups do not withdraw or invest any assets but in effect exchange common stocks. While Webco and P & J have non-conforming fiscal periods, the results presented here are for the dates indicated for both entities. However, because of the overlapping period created when P & J's calendar year was conformed to a July 31 fiscal year, $749,000 of earnings of P & J (the period August 1, 1997 to December 31,
1997) are included in both Webco's consolidated nine month period ended April 30, 1998 and the year ended July 31, 1997. Equity has been adjusted so that the duplicate amount is reflected in equity only once.

  The unaudited pro forma consolidated statement of income includes the following pro forma adjustments:

(a) Adjustment to eliminate sales recognized by Webco to P & J, and the related cost of sales recognized by P & J.

(b) Adjustment to eliminate intercompany profit in inventory held by P & J which had been purchased from Webco

(c) Adjustment to eliminate commission expense and the corresponding commission income for brokered tubing sales made by P & J on Webco's behalf.

(d) Adjustment to record the estimated federal and state income tax expense for P & J for the current period, which had not previously been recognized due to P & J's status as a Sub-S Corporation.

The pro forma income statements should be read in conjunction with the audited financial statements and related notes thereto of Webco Industries, Inc. for the year ended July 31, 1997, as included in the Company's Form 10-K for the year ended July 31, 1997, and with the audited financial statements and related notes thereto of Phillips and Johnston, Inc. for the year ended December 31, 1997. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may by obtained in the future.

                   Webco Industries, Inc. and Subsidiaries
                 Pro Forma Consolidated Statements of Income
                     For the Year Ended July 31, 1997
                          (Dollars in thousands)
                               (Unaudited)
                                                 Phillips &
                                        Webco    Johnston    Adjustments  Pro Forma
Net sales                            $ 117,739  $  17,419   (6,565)(a)   $ 128,593
Cost of sales                          101,273     13,582   (6,547)(a)     108,365
                                                                57 (b)

Gross profit                            16,466      3,837                   20,228

Commission income                            -     (2,713)  (1,871)(c)        (842)
Selling, general and
   administrative expenses              10,451      4,372   (1,871)(c)      12,952
Special item: write-off of
   Mill #3 cut-off                         884       -                         884

     Income from  operations             5,131      2,178                    7,234

Interest expense                         1,893         64                    2,047

Income before income taxes               3,148      2,114                    5,187

Provision for income taxes              (1,196)       (60)                  (1,256)

Net income                           $   1,952  $   2,054                $   3,931

Pro forma adjustment for tax expense                            752(d)        (752)
Pro forma net income                                                     $   3,179

Net income per share:
             Basic                   $     .31                           $     .55
             Diluted                 $     .31                           $     .55

Pro forma net income per share:
             Basic                                                       $     .44
             Diluted                                                     $     .44

Weighted average shares outstanding:
             Basic                   6,339,000                           7,169,000
             Diluted                 6,339,000                           7,169,000

See accompanying notes to unaudited pro forma consolidated statements of income.

                    Webco Industries, Inc. and Subsidiaries
                  Pro Forma Consolidated Statements of Income
                        For the Year Ended July 31, 1996
                            (Dollars in thousands)
                                  (Unaudited)
                                                Phillips &
                                        Webco    Johnston    Adjustments    Pro Forma
Net sales                            $ 101,867   $  15,401    (4,743)(a)    $ 112,525
Cost of sales                           88,322      11,800    (4,751)(a)       95,366
                                                                  (5)(b)

     Gross profit                       13,545       3,601                     17,159

Commission income                            -      (2,577)   (1,425)(c)       (1,152)
Selling, general and
     administrative expenses             8,595       3,996    (1,425)(c)       11,166

     Income from  operations             4,950       2,182                      7,145

Interest expense                         2,171          81                      2,252

Income before income taxes               2,779       2,101                      4,893

Provision for income taxes              (1,056)        (70)                    (1,126)

Net income                           $   1,723   $   2,031                   $  3,767

Pro forma adjustment for tax expense                              777(d)          777
Pro forma net income                                                         $  2,990

Net income per share:
             Basic                   $    .27                                $    .53
             Diluted                 $    .27                                $    .53

Pro forma net income per share:
             Basic                                                          $     .42
             Diluted                                                        $     .42

Weighted average shares outstanding:
             Basic                  6,339,000                               7,169,000
             Diluted                6,339,000                               7,169,000

See accompanying notes to unaudited pro forma consolidated statements of income.

                       Webco Industries, Inc. and Subsidiaries
                     Pro Forma Consolidated Statements of Income
                         For the Year Ended July 31, 1995
                              (Dollars in thousands)
                                  (Unaudited)
                                                Phillips &
                                        Webco    Johnston    Adjustments   Pro Forma
Net sales                            $  97,724  $  14,365   ($3,805)(a)   $ 108,284
Cost of sales                           85,915     11,045    (3,887)(a)      93,089
                                                                 16 (b)

     Gross profit                       11,809      3,320                    15,195

Commission income                            -     (2,304)   (1,378)(c)        (926)
Selling, general and
     administrative expenses             7,147      3,679    (1,378)(c)       9,448

     Income from  operations             4,662      1,945                     6,673

Unusual item: share holder litigation settlement
     and related litigation costs        3,455          -                     3,455
Interest expense                         1,245         52                     1,297

Income before income taxes                 (38)     1,893                     1,921

Provision for income taxes                (639)       (40)                     (679)

Net income                            ($   677) $   1,853                 $   1,242

Pro forma adjustment for tax expense                            729 (d)        (729)
Pro forma net income                                                       $    513

Net income per share:
             Basic                    $  (.11)                             $   .17
             Diluted                  $  (.11)                             $   .17

Pro forma net income per share:
             Basic                                                         $   .07
             Diluted                                                       $   .07

Weighted average shares outstanding:
             Basic                  6,339,000                            7,169,000
             Diluted                6,339,000                            7,169,000

See accompanying notes to unaudited pro forma consolidated statements of income.

                      Notes to Unaudited Pro Forma
                    Consolidated Statements of Income

     The pro forma consolidated statements of income, which have been prepared utilizing the historical results of Webco Industries, Inc. ("Webco") and Phillips & Johnston, Inc. ("P&J"), for the years ended July 31, 1997, 1996 and 1995 are based upon an accounting for the acquisition as a pooling of interests, and accordingly, all prior years financial statements have been restated to reflect the acquisition. The pooling of interests method accounts for a business combination as the uniting of the ownership interest of two or more companies by the exchange of equity securities. The stockholder groups do not withdraw or invest any assets but in effect exchange common stocks. Because Webco and P & J have non-conforming fiscal periods, the results presented here are for the dates indicated for Webco, however they are for the fiscal periods ended December 31, 1997, 1996 and 1995 for P & J. Because of the overlapping period created when P & J's calendar year was conformed to a July 31 fiscal year, $749,000 of earnings of P & J (the period August 1, 1997 to December 31, 1997) are included in both Webco's consolidated nine month period ended April 30, 1998 and the year ended July 31, 1997. Equity has been adjusted so that the duplicate amount is reflected in equity only once.

The unaudited pro forma consolidated statements of income includes the following pro forma adjustments:

(a) Adjustment to eliminate sales recognized by Webco during the current period to P & J, and the related cost of sales recognized by P & J.

(b) Adjustment to eliminate intercompany profit in inventory held by P & J which had been purchased from Webco

(c) Adjustment to eliminate commission expense and the corresponding commission income for brokered tubing sales made by P & J on Webco's behalf.

(d) Adjustment to record the estimated federal and state income tax expense for P & J for the current period, which had not previously been recognized due to P & J's status as a Sub-S Corporation.

The pro forma income statements should be read in conjunction with the audited financial statements and related notes thereto of Webco Industries, Inc. for the years ended July 31, 1997, 1996, and 1995 as included in the Company's Form 10-K for the corresponding periods, and with the audited financial statements and related notes thereto of Phillips and Johnston, Inc. for the years ended December 31, 1997 and 1996. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may by obtained in the future.

                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


WEBCO INDUSTRIES, INC.



Dated: September 12, 1998     By:     /s/ Michael P. Howard
                                          Michael P. Howard
                                          Vice President and
                                          Chief Financial Officer

<AUDIT-REPORT>
EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-22779) and Form S-8 (File No. 333-49219) of Webco Industries, Inc. of our report dated June 29, 1998 on our audit of the financial statements of Phillips & Johnston, Inc. for the years ended
December 31, 1997 and 1996, which report is included in this Form 8-K/A.


                              DUGAN & LOPATKA


Wheaton, Illinois
September 9, 1998
</AUDIT-REPORT>